Exhibit 10.1

VOTING AGREEMENT AND IRREVOCABLE PROXY
This Voting Agreement (this “Agreement”), dated as of April 24, 2018 is entered into by and among Globalstar, Inc., a Delaware corporation, (“Parent”), Thermo Acquisitions, Inc., a Delaware corporation (“Thermo”), FL Investment Holdings LLC, a Delaware limited liability company (“FL Holdings”), Thermo Funding II LLC, a Colorado limited liability company (“Thermo Funding”), Globalstar Satellite, L.P. a Colorado limited partnership (“Globalstar Satellite”), and James Monroe III, an individual (“Monroe”) (FL Holdings, Thermo Funding, Globalstar Satellite and Monroe are collectively referred to as the “Stockholders” and individually as the “Stockholder”).
WHEREAS, as of the date hereof and as set forth on Exhibit A, the Stockholders collectively own of record and beneficially (as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), but excluding options not yet exercised that are exercisable, 670,812,217 shares of GSAT Voting Common Stock (such shares, and any other voting or equity securities of Parent hereafter acquired by the Stockholder prior to the termination of this Agreement, being referred to herein collectively as the “Shares”);
WHEREAS, concurrently with the execution of this Agreement, Thermo, Parent, GBS Acquisitions, Inc. (“Merger Sub”) and the other parties thereto, have entered into an Agreement and Plan of Merger (as the same may be amended from time to time in accordance with its terms, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of Merger Sub with and into Thermo pursuant to the terms and conditions of the Merger Agreement;
WHEREAS, the board of directors of Parent (the “Parent Board”), acting upon the unanimous recommendation of a special committee of independent and disinterested directors previously appointed, has (i) determined that the Merger Agreement, the Merger, the Parent Stock Issuance and the Parent Stock Authorization are advisable and in the best interests of, and fair to, Parent and its stockholders; (ii) approved the Merger Agreement, the Merger, the Parent Stock Issuance and the Parent Stock Authorization; and (iii) resolved to recommend that the stockholders of Parent approve the Merger, the Parent Stock Issuance and the Parent Stock Authorization and the adoption of the Merger Agreement;
WHEREAS, pursuant to the terms and conditions of the Merger Agreement, the transaction must be approved by holders of the majority of the outstanding voting common stock of Parent in accordance with the rules and requirements of the Securities Exchange Commission and the NYSE American;
WHEREAS, at the Effective Time, Merger Sub will merge with and into Thermo with Thermo surviving such merger as a wholly-owned subsidiary of Parent;
WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Stockholders execute and deliver this Agreement; and

WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of the Merger Agreement, all of the issued and outstanding shares of capital stock of Thermo shall be converted into the right to receive the Aggregate Share Consideration as the same may be adjusted in accordance with the terms of the Merger Agreement, or shall otherwise be cancelled.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions.
For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.
2.    Representations of Stockholders.
Each Stockholder represents and warrants to Parent that:
(a)    (i) Stockholder owns beneficially (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) all of its Shares free and clear of all Liens, and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting rights of any of its Shares and there are no voting trusts or voting agreements with respect to its Shares.
(b)    Stockholder does not beneficially own any shares of GSAT Voting Common Stock other than (i) the Shares and (ii) any options, warrants or other rights to acquire any additional shares of GSAT Voting Common Stock or any security exercisable for or convertible into shares of GSAT Voting Common Stock (collectively, “Options”), each as set forth on Exhibit A.
(c)    Stockholder has full power and authority, including corporate power and authority as applicable, and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 3(b) below). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.
(d)    The execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will not conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Stockholder or to Stockholder’s property or assets.
(e)    No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other Person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement.
3.    Agreement to Vote Shares; Irrevocable Proxy.
(a)    Each Stockholder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of Shares to vote or execute a written consent or consents if stockholders of Parent are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of Parent: (i) in favor of the Merger, the Parent Stock Issuance and the Parent Stock Authorization and the adoption of the Merger Agreement, at every meeting (or in connection with any action by written consent) of the stockholders of Parent at which such matters are considered and at every adjournment or postponement thereof; and (ii) against (1) any Proposal, (2) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement or of Stockholder under this Agreement and (3) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of Parent’s, Thermo’s or Merger Sub’s conditions under the Merger Agreement or change in any manner the voting rights of any class of shares of Parent (including any amendments to Parent’s Governing Documents).
(b)    Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy requested by Parent. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

4.    No Voting Trusts or Other Arrangement.
Each Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent.
5.    Transfer and Encumbrance.
Each Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. This Section 5 shall not prohibit a Transfer of the Shares by Stockholder to an Affiliate of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement.
6.    Additional Shares.
Each Stockholder agrees that all shares of GSAT Voting Common Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act, but excluding shares of GSAT Voting Common Stock underlying unexercised Options) after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.
7.    Termination.
This Agreement shall terminate upon the earliest to occur of (i) the Effective Time, (ii) the date on which the Merger Agreement is terminated in accordance with its terms and (iii) a Parent Adverse Recommendation Change.

8.    No Agreement as Director or Officer.
Each Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of Parent or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in Stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to Parent or its stockholders.
9.    Specific Performance.
Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.
10.    Entire Agreement.
This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.
11.    Notices.

All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“e-mail”) transmission) and shall be given,

if to Parent, to:
Globalstar, Inc.

300 Holiday Square Blvd.
Covington, LA 70433
Attention: L. Barbee Ponder IV
E-mail: Barbee.Ponder@globalstar.com

with copies to:

Special Committee of the Board of Directors of Globalstar, Inc.
    300 Holiday Square Blvd.
    Covington, LA 70433
Attention: J. Patrick McIntyre
E-mail: pmcintyre@etwater.com

And

Goodwin Procter LLP
    100 Northern Avenue
    Boston, MA 02210
    Attention: Stuart M. Cable
         Mark S. Opper
    Facsimile No.: (617) 523-1231
    Email: scable@goodwinlaw.com
     mopper@goodwinlaw.com

If to the Stockholders, to:

Thermo Development, Inc.
Attn: James Monroe
1735 19th Street
Denver, CO 80202
E-mail: jay@thermoco.com

with copies to:

Taft Stettinius & Hollister LLP
425 Walnut Street
Cincinnati OH 45202
Attention: James M. Zimmerman
Facsimile No.: No.: 513-381-0205
E-mail: zimmerman@taftlaw.com

or, in each case, to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 4:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.

Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
12.    Miscellaneous.
(a)    This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware
(b)    Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement, and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United State District Court for the District of Delaware. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 12(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)    EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 12(c).
(d)    If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
(e)    This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
(f)    Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.
(g)    All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.
(h)    The obligations of each Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by Parent, Thermo and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

(i)    Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Parent may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Any assignment contrary to the provisions of this Section 12(i) shall be null and void.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

Globalstar, Inc.	Thermo Acquisitions, Inc.
By: /s/ David Kagan
Name: David Kagan
Title: President & Chief Operating Officer

Globalstar Satellite, L.P.
By: Thermo Development, Inc.
Its: General Partner

By: /s/ James Monroe III
Name: James Monroe III
Title: Sole Director

FL Investment Holdings LLC

By: /s/ James Monroe III
Name: James Monroe III
Title: Sole Director

By: /s/ James Monroe III
Name: James Monroe III
Title: Sole Director

Thermo Funding II LLC

By: Thermo Development, Inc.
Its: Manager

By: /s/ James Monroe III
Name: James Monroe III
Title: Sole Director

James Monroe III

/s/ James Monroe III

Exhibit A
Shares and Options

Globalstar Satellite, L.P. 618,558 shares of Voting Common Stock FL Investment Holdings LLC 640,750 shares of Voting Common Stock	Thermo Funding II LLC ● 669,552,909 shares of Voting Common Stock ● Shares of Common Stock issuable under the Subordinated Loan Agreement, if converted James Monroe III Unexercised Vested Options: 200,000